Exhibit 10.8

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN INCREASE AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LOAN INCREASE AGREEMENT (this "Agreement"), dated as of the _1st__ day of October, 2011 (the "Effective Date") is between and among ATRION CORPORATION, a Delaware corporation, ATRION MEDICAL PRODUCTS, INC., a Delaware corporation, HALKEY-ROBERTS CORPORATION, a Delaware corporation,  QUEST MEDICAL, INC., a Texas corporation, ALATENN PIPELINE COMPANY, LLC, an Alabama limited liability company, and ATRION LEASING COMPANY, LLC, an Alabama limited liability company (collectively, the "Borrowers"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to Wachovia Bank, National Association (the "Lender").

R E C I T A L S:

A.           Lender has heretofore established a Credit Facility for the Borrowers' benefit in the maximum principal sum of Twenty-Five Million Dollars ($25,000,000), which is evidenced and secured by the following:

•
Loan and Security Agreement dated November 12, 1999, as amended by Amendment to Loan and Security Agreement dated as of December 26, 2001, by  Second Amendment to Loan and Security Agreement dated November 7, 2003, by Third Amendment to Loan and Security Agreement dated September 1, 2005, by Fourth Amendment to Loan and Security Agreement dated July 1, 2008; and by Fifth Amendment to Loan and Security Agreement dated September 30, 2008 (as amended, the "Loan Agreement"); and

•
Line of Credit Promissory Note dated November 12, 1999 in the original stated principal amount of $18,500,000, as amended by Note Extension Agreement dated August 31, 2001, by Second Amendment to Line of Credit Promissory Note dated December 26, 2001 (which such Second Amendment, among other things, increased the principal balance of the Line of Credit Note to $25,000,000), by Third Amendment to Line of Credit Promissory Note dated November 7, 2003, by Fourth Amendment to Line of Credit Promissory Note dated September 1, 2005, and by Fifth Amendment to Line of Credit Promissory Note dated July 1, 2008 (as amended, the "Line of Credit Note"), evidencing the Line of Credit Loan portion of the Credit Facility.

B.           The Credit Facility terminates on the Termination Date of November 12, 2012, and the outstanding principal balance of all Advances, together with accrued and unpaid interest thereon, is due and payable in full on the Termination Date of November 12, 2012.

C.           Borrowers have requested (1) that the principal amount of the Line of Credit Loan be increased from $25,000,000 to $40,000,000, (2) that the Termination Date be extended until October 1, 2016, and (3) that the minimum Consolidated Tangible Net Worth Requirement be eliminated and Lender has so agreed on the terms set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Defined Terms.  Capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Loan Agreement.

Line of Credit Loan Increased.  The Loan Agreement is hereby further modified and amended to increase the maximum principal amount of the Line of Credit Loan from $25,000,000 to $40,000,000.  Accordingly, all references in the Loan Agreement to  the "Credit Facility," or the "Line of Credit Loan" shall henceforth refer to a Credit Facility and a Line of Credit Loan in the maximum principal amount of $40,000,000.  Accordingly, the words and figures "Twenty-Five Million Dollars ($25,000,000)" or "$25,000,000" are hereby deleted in their entirety wherever the same appear and replaced with the words and figures "Forty Million Dollars ($40,000,000)" or "$40,000,000" (as applicable).

Termination Date Extended. The Loan Agreement is hereby modified and amended to extend the Termination Date from November 12, 2012 until October 1, 2016 by deleting in its entirety the Defined Term "Termination Date" as the same appears in Section 1.1 of the Loan Agreement, and by inserting in lieu thereof the following:

"Termination Date" means October 1, 2016, or such earlier date on which the obligations of the Lender to make Advances hereunder are terminated pursuant to the terms of this Agreement.

Pricing Matrix.  The Pricing Matrix attached as Exhibit A is hereby deleted in its entirety, and the Revised Exhibit A which is attached hereto is inserted in lieu thereof.

Changes in Financial Covenants.  Section 5.17 is hereby modified and amended to delete subsection 5.17 (b), which required the Group to achieve and maintain a minimum Consolidated Tangible Net Worth requirement as set forth in the Loan Agreement.  A form of Revised Compliance Certificate is attached hereto as Exhibit G which shall replace the form Compliance Certificate attached as Exhibit G to the Loan Agreement.

Acquisitions.  In consideration of this Agreement, Borrowers hereby covenant and agree that at no time prior to the Termination Date shall Borrowers (or any of them) purchase all or substantially all of the assets of any entity or any division of any entity or any operating line of business of any entity or the equity interest of any entity unless at such time there is no Event of Default and, after giving effect to such transaction, no Event of Default would exist on pro forma basis under the terms of the Loan Agreement.

Additional Indebtedness. In consideration of this Agreement, Borrowers hereby covenant and agree that at no time prior to the Termination Date shall Borrowers (or any of them) incur or permit to exist any Indebtedness (as hereafter defined) unless at such time there is no Event of Default or, after giving effect to such Indebtedness, no Event of Default would exist on pro forma basis under the terms of the Loan Agreement.  Indebtedness” shall mean all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation, (a) all obligations for borrowed money or purchased assets; (b) obligations secured by assets whether or not any personal liability exists; (c) the capitalized amount of any capital or finance lease obligations; (d) the unfunded portion of pension or benefit plans or other similar liabilities; (e) obligations as a general partner; (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities; (g) obligations for deposits; and (h) obligations under Financial Contracts

Sanctioned Persons; Sanctioned Countries.  Borrowers hereby represent and warrant that none of the Borrowers, their Subsidiaries or Affiliates or any guarantor (a) is a Sanctioned Person or (b) does business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC.  Borrowers will not use the proceeds of any extension of credit under the Loan Agreement to fund any operation in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country.  As used herein, the term “Sanctioned Country” means a country subject to the sanctions program identified on the list maintained by OFAC and available at the following website or as otherwise published from time to time:  http://www.treas.gov/offices/enforcement/ofac/programs/; the term “Sanctioned Person” means a) any Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, (b) any agency, authority, or subdivision of the government of a Sanctioned Country, (c) any Person or organization controlled by a Sanctioned Country, or (d) any Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC; and the term “OFAC”” means the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

Notices. Section 8.6 is hereby modified and amended to change the address of Lender as follows:

Wells Fargo Bank, National Association
4975 Preston Park Blvd.
Suite 280
Plano, Texas  75093

Amendment to Line of Credit Note.  Contemporaneously herewith, Borrowers and Lender have entered into that certain Sixth Amendment to Line of Credit Promissory Note and Loan Increase pursuant to which the principal amount of the Line of Credit Note has been increased to $40,000,000 and the Termination Date set forth in the Line of Credit Note has been extended to October 1, 2016.  All references in the Loan Agreement to the "Line of Credit Note" shall henceforth refer to the Line of Credit Note, as amended by the Sixth Amendment to Line of Credit Promissory Note.

Confirmation of Obligations.  Except as herein modified, the Loan Agreement shall remain in full force and effect, and the Loan Agreement is hereby ratified and affirmed in all respects.

No Novation and No Release of Collateral.  The execution and delivery of this Agreement shall not be interpreted or construed as, and in fact does not constitute, a novation, payment, or satisfaction of all or any portion of the Loan Agreement; rather, this Agreement is strictly amendatory in nature.  The execution, delivery, and performance of this Agreement shall not operate to release any Collateral securing the Credit Facility nor modify or otherwise affect the lien and security interest held by Lender in and to such Collateral.

Counterparts.  This Agreement may be executed in multiple counterparts and using multiple signature pages and shall be binding and enforceable at such time as each party has executed a counterpart of this Agreement.  The signature of any party to a counterpart of this Agreement shall bind such party to the same extent as if all parties executed a single original hereof.

Interpretation.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party to this Agreement by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or dictated such provision.

Integration.  Borrowers acknowledge and agree that no promises, agreements, understandings, or commitments of any nature whatsoever have been made by or on behalf of Lender in respect to the Credit Facility and the Loan Agreement, except as set forth herein.  Specifically, Borrowers acknowledge and agree that Lender has made no agreement, and is in no way obligated, to grant any extension, indulgence, forbearance, or consent with respect to the Credit Facility or any matter relating to the Credit Facility, except as specifically set forth herein.

Release of Lender.  In consideration of Lender's execution of this Agreement, and without any contingency, precondition, or condition subsequent, the Borrowers, for and on behalf of themselves and all those claiming by, through or under them, including, without limitation, their respective heirs, administrators, executors, beneficiaries, parents, subsidiaries, affiliates, owners, successors and assigns, do hereby fully and forever remise, release, relinquish, discharge, settle and compromise any and all claims, cross-claims, counterclaims, causes, damages and actions of every kind and character, and all suits, costs, damages, expenses, compensation and liabilities of every kind, character and description, whether direct or indirect, known or unknown, in law or in equity, which any of them now have or will have against Lender, and/or any of its affiliates, agents, representatives, officers, employees, attorneys, advisors, consultants or contractors on account of, arising  out of, or resulting from, or in any manner incidental or related to the Loan Documents, the Collateral, Lender’s administration of the Loan Documents or the Collateral, this Agreement, or any other transaction contemplated by this Agreement that occurred or failed to occur at any time in the past up to and including the Effective Date.

Severability.  If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Waiver of Jury Trial.  BORROWERS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATED TO LOAN OBLIGATION, THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND BORROWERS WITH RESPECT TO THE LOAN OBLIGATIONS, THIS AGREEMENT, AND ANY OTHER LOAN DOCUMENT, OR IN CONNECTION WITH THE TRANSACTIONS RELATED HERETO OR CONTEMPLATED HEREBY OR THE EXERCISE OF ANY PARTY'S RIGHTS AND REMEDIES WITH RESPECT TO THE LOAN OBLIGATIONS, THIS AGREEMENT, OR OTHERWISE, OR THE CONDUCT OF THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  BORROWERS ACKNOWLEDGE THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF THE BORROWERS IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWERS AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[Signatures on Following Pages]

IN WITNESS WHEREOF, Borrowers and Lender have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

BORROWERS:

ATRION CORPORATION, a Delaware corporation

By: /s/ Jeffery Strickland
Jeffery Strickland
Its Vice President

ATRION MEDICAL PRODUCTS, INC.,
a Delaware corporation

By: /s/ Jeffery Strickland
Jeffery Strickland
Its Vice President

HALKEY-ROBERTS CORPORATION, a Delaware corporation

By: /s/ Jeffery Strickland
Jeffery Strickland
Its Vice President

QUEST MEDICAL, INC., a Texas corporation

By: /s/ Jeffery Strickland
Jeffery Strickland
Its Vice President

ALATENN PIPELINE COMPANY, LLC, an Alabama limited liability company

By: /s/ Jeffery Strickland
Jeffery Strickland
Its Vice President

ATRION LEASING COMPANY, LLC, an Alabama limited liability company

By: /s/ Jeffery Strickland
Jeffery Strickland
Its Vice President

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By: /s/ W. R. Birdwell
Title: S.V.P.

REVISED EXHIBIT A
PRICING MATRIX
(Effective October __1__, 2011)

If the ratio of Consolidated	The Line of Credit	The Unused Line	The Term Loan
Total Liabilities/Consolidated	Loan Margin	Fee Will Be:	Margin Will Be:
Tangible Net Worth is:	Will Be:
Greater than 2.00	200 bps (2.00%)	6.5 bps (.065%)	225 bps (2.25%)
1.51 to 2.00	150 bps (1.50%)	6.5 bps (.065%)	175 bps (1.75%)
1.15 to 1.50	125 bps (1.25%)	6.5 bps (.065%)	150 bps (1.50%)
Less than 1.15	100 bps (1.00%)	6.5 bps (.065%)	125 bps (1.25%)

*NOTE: The changes reflected in the above-Pricing Matrix also apply to the Pricing Matrix attached as Exhibit A to the Line of the Credit Note which is attached as Exhibit B to the Loan Agreement, and to the Pricing Matrix attached as Exhibit A to the Term Note which is attached as Exhibit D to the Loan Agreement.